SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ___)

Check the appropriate box:

[ ]   Preliminary Information Statement      [ ]   Confidential, for use of the
                                                   Commission Only (as permitted
[X]   Definitive Information Statement             by Rule 14a-6(e)(2))

                            MEXCO ENERGY CORPORATION
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                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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        (2)  Aggregate number of securities to which transaction applies:
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        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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        (4)  Proposed maximum aggregate value of transaction:
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        (5)  Total fee paid:
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[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
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        (2)  Form, Schedule or Registration Statement No.:
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        (4)  Date filed:
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                            MEXCO ENERGY CORPORATION
                                   Suite 1101
                               214 W. Texas Avenue
                              Midland, Texas 79701
                                 (915) 682-1119
                              (915) 682-1123 (FAX)


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held September 15, 1998


TO THE STOCKHOLDERS:


     Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION (the "Company") will be held at the Company's principal executive office, Suite 1101, 214 W. Texas Avenue, Midland, Texas 79701, at 2:00 P.M. Central Standard Time on September 15, 1998, for the following purposes:

     1. To elect seven directors of the Company.

     2. To ratify the selection of auditors for the Company.

     3. To transact such other business as may properly come before the meeting.

     The stock transfer records for the Company will not be closed. The close of business on August 25, 1998, has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting.

     DATED this 26th day of August, 1998.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              DONNA GAIL YANKO, Secretary



                              INFORMATION STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                            MEXCO ENERGY CORPORATION

                          To be held September 15, 1998

         This Information Statement is furnished by the management of MEXCO ENERGY CORPORATION (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive office, Suite 1101, 214 W. Texas Avenue, Midland, Texas 79701, at 2:00 p.m., Central Standard Time.

         The Annual Report to stockholders respecting the Company's fiscal year ending March 31, 1998, and the Information Statement were mailed to stockholders August 26, 1998.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY.


                                VOTING SECURITIES

         The close of business of August 25, 1998 has been fixed as the time and record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting. At the record date, there were issued and outstanding and entitled to vote 1,623,289 shares of Common Stock, $.50 par value per share, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one (1) vote for each share owned at the record date on all business to come before the meeting.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table sets forth information, as of August 18, 1998 concerning the Common Stock beneficially owned by each director and nominee of the Company, by all officers, directors and nominees as a group, and by each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

                                                Number of Shares     Percent
                                                of Common Stock        of
                                               Beneficially Owned     Class
                                               ------------------     -----
      Howard E. Cox, Jr.                           194,000            11.95
      Thomas R. Craddick                             5,000              .31
      Thomas Graham, Jr.                            77,000             4.74
      Jack D. Ladd                                   1,478              .09
      Gerald R. Martin                              15,040              .93
      Nicholas C. Taylor                         1,110,770            68.43
      Donna Gail Yanko                               7,340              .45
      All Officers and Directors as a Group      1,410,628            86.90

         All shares listed in the table are directly owned, and the named individual has sole voting and investment power with respect to such shares.

     Mr. Taylor owns 1,079,770 shares of the common stock of the Company as community property, 21,000 shares of which is held in the name of his spouse, Catherine B. Taylor, and the balance in the name of Mr. Taylor. Mr. Taylor, as custodian under the Uniform Gift to Minors Act, also holds 31,000 shares of the common stock of the Company for his minor daughter, Christie Hardin Van Vraanken Taylor. Mr. Taylor disclaims any beneficial ownership of common stock of the Company owned by his two adult children, Nicholas Van Campen Taylor and Katherine Camilla Taylor, who each own 46,000 shares of the common stock of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
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         Section  16(a) of the  Securities  Exchange  Act of 1934  requires  the
Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, (collectively "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc., initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Ownership of and transactions in Company stock by executive officers and Directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. On June 24, 1998, Terry L. Cox and Donna Gail Yanko each filed a Form 4 to report stock options which were granted on April 2, 1998. Also on June 24, 1998 Thomas R. Craddick, Thomas Graham, Jr., Jack D. Ladd and Gerald R. Martin each filed a Form 3 to report the initial number of shares owned upon their election as directors. Thomas Graham, Jr. also reported stock options which were granted on April 2, 1998 on his Form 3. These forms were filed after the due date.

                        DIRECTORS AND EXECUTIVE OFFICERS

         At the Annual Meeting to be held on September 15, 1998, seven (7) persons are to be elected to serve on the Board of Directors for a term of one
(1) year and until their successors are duly elected and qualified. All of the current Directors will be available for election to the Board of Directors. The Company nominees for the seven (7) directorships are set forth in the following table, together with certain information as to each person as of the date of this Information Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS


                                                                Director of the
  Name                  Age       Position with the Company     Company Since
  ----                  ---       -------------------------     ---------------
  Thomas R. Craddick     54       Director                           1998
  William G. Duncan      56       Director                           1994
  Thomas Graham, Jr.     64       Director and Chairman of
                                    the Board of Directors           1997
                                  Director                       1990 to 1994
  Jack D. Ladd           48       Director                           1998
  Gerald R. Martin       52       Director                           1998
  Nicholas C. Taylor     60       President, Treasurer and
                                    Director                         1983
  Donna Gail Yanko       54       Vice President, Secretary
                                    and Director                     1990


          THOMAS R. CRADDICK, 54, was elected to the Board of Directors of the Company on March 2, 1998 and is a member of the Compensation Committee. Since 1968 to the present, Mr. Craddick has served as State Representative for the State of Texas. Throughout his tenure of the past 15 sessions of the Legislature, Representative Craddick has served on various committees and conferences, most recently serving on the Legislative Budget Board, Legislative Audit Committee, the State Affairs Committee and the Revenue & Public Education Funding, Select Committee, along with serving as Chairman of the House Ways and Means Committee and Chairman of the Republican Legislative Caucus. For more than the past five years Mr. Craddick has been Sales Representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and Owner and President of Craddick, Inc. both of which invest in oil and gas properties and real estate.

          WILLIAM G. DUNCAN, Jr., 56, since 1995 has been the President of Southeastern Financial Services, Louisville, Kentucky, prior to which he had served as Senior Vice President and Chief Investment Officer since 1991. For the previous 25 years he held several positions at Liberty National Bank and Trust Company, Louisville, Kentucky, serving as Senior Vice President and Manager of the bank's Personal Trust Investment Section, member of Liberty's Trust Executive Committee, and several positions in Liberty's Commercial Banking Division. Mr. Duncan has been a Director of the Company since 1994.

          THOMAS GRAHAM, JR., 64, was appointed Chairman of the Board of Directors by the Directors of the Company, effective July 1997, having served as a director from 1990 through 1994. From 1994 through May 1997, Mr. Graham served as a United States Ambassador. For more than five years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such agency successively, in 1993 and 1994. Since July 1997, he has served as President of the Lawyers Alliance for World Security.

          JACK D. LADD, 48, was elected to the Board of Director of the Company on March 2, 1998 and is a member of the Compensation Committee. For 22 years, Mr. Ladd has been a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc. Mr. Ladd is also a partner in various real estate partnerships, an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd has served as a Director and advisory director of other oil and gas corporations.

          GERALD R. MARTIN, 52, co-founded River Hill Capital, LLC, a private investment company, in June 1996. For the prior 23 years, Mr. Martin had worked for J.J.B. Hilliard, W. L. Lyons, Inc., a member of the New York Stock Exchange, 17 years were spent as Senior Vice President of Investment Banking. Mr. Martin has experience as a financial consultant or advisor to several local government agencies and non-profit organizations. In December 1996, he completed fifteen years of volunteer service as Vice Chairman of the Board of Commissioners of the Housing Authority of Louisville. Mr. Martin is a director of Orr Safety Corporation in Louisville, Kentucky and Begley Company in Richmond, Kentucky. He was elected to the Board of Directors of the Company on March 2, 1998 and is a member of the Compensation Committee.

          NICHOLAS C. TAYLOR, 60, was elected President, Treasurer and Director of the Company on April 8, 1983 and continues to serve in such capacities on a part-time basis, as required. From July 15, 1993 to the present, Mr. Taylor has been involved in the independent practice of law and business interests. For more than the prior 19 years, Mr. Taylor was a Director and Shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995 he was appointed by the Governor of Texas and serves as Chairman of the three member State Securities Board.

          DONNA GAIL YANKO, 54, has worked as part-time Administrative Assistant to the Chief Executive Officer and controlling shareholder and as Assistant Secretary of the Company until June 1992 when she was appointed Corporate Secretary. Mrs. Yanko was appointed to the position of Vice President and elected to the Board of Directors in 1990.

         During the year ended March 31, 1998, five meetings of the Board of Directors were held and attended by all Directors. Three meetings were held in the first quarter ending June 30, 1998 and attended by all Directors, except Mr. Craddick who did not attend the April or May meeting. The Compensation Committee currently consists of Messrs. Craddick, Duncan, and Martin, all of whom are non-employee directors. The Board of Directors does not have a standing audit or nominating committee, nor any committees performing similar functions, since the Board of Directors itself performs these functions. There are no other executive officers than those listed above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's principal shareholder owns a ninety-three percent (93%) working interest in three wells in which the Company also owns an interest and operates. The Company operates these wells on a contract basis charging the same administrative fees as the previous operator. The billings for such lease operating expenses totaled approximately $50,097 for the year ended March 31, 1998, with accounts receivable balance at that date of approximately $8,473.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 1998.

                           Summary Compensation Table*

          Name and
          Principal
          Position                                    Year          Salary
          -----------                                 ----         -------
          5 Officers ..............................   1998         $44,825
          & Directors .............................   1997         $52,381
          as a group ..............................   1996         $38,400

         * All annual compensation is comprised of salary and insurance. There are no long-term compensation awards, employment agreements, retirement benefits or any other basis of compensation. Directors are paid $100 per meeting of which there were five (5) during the year ended March 31, 1998, and three (3) in the quarter ended June 30, 1998. The sole compensation received by the President of the Company for such period consisted of director's fees.

Board of Directors Report of Executive Compensation
---------------------------------------------------

         The Board of Directors is solely responsible for setting executive compensation including base pay and Board of Directors' fees. Such payment is based on performance, including hours worked and effectiveness.

                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

         The Company adopted an employee incentive stock plan effective September 15, 1997. Under the plan, 350,000 shares are available for distribution. Awards, granted at the discretion of a committee of the Board, include stock options and restricted stock. Stock options may be an incentive stock option or a non-qualified stock option. The exercise price of each option will not be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock may be granted with a condition to attain a specified goal. The purchase price will be at least $5.00 per share of restricted stock. The awards of restricted stock must be accepted within sixty days and will vest as determined by agreement. Holders of restricted stock have all rights of a shareholder of the Company. At March 31, 1998, no stock or stock options had been granted under the plan.

         On April 2, 1998, the Board of Directors granted stock options for 40,000 shares of common stock at $7.75 per share which vest at 25% on each annual anniversary date and expire ten years from date of grant. On that date Terry L. Cox, Ronald M. Frederick, Thomas Graham, Jr. and Donna Gail Yanko were each granted stock options for 10,000 shares of common stock. Effective with her resignation, the options granted to Terry L. Cox expired on July 31, 1998. On August 5, 1998, Linda J. Crass was granted stock options to purchase 10,000 shares of common stock at $7.75 per share under the same conditions. The Company will account for the options under the intrinsic value method pursuant to APB Opinion 25.

                                PERFORMANCE GRAPH

         The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five year period beginning March 31, 1993 and ending March 31, 1998. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Oryx Energy Company. This group of companies is used by the Company for certain compensation and performance comparisons.

                              [GRAPH APPEARS HERE]


                      1993     1994     1995      1996       1997      1998
                    -------- -------- --------- ---------- --------- ---------
         MEXCO        $100     $184     $267      $333       $733      $1017
         S&P 500      $100     $ 99     $111      $143       $168      $ 244
         PEER GROUP   $100     $ 96     $102      $124       $144      $ 159



                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company, by resolution, has approved the selection of Grant Thornton LLP as the accountants for the Company for the fiscal year beginning April 1, 1998. A representative of said accountants will not be present at the Annual Meeting, but will be available by telephone to make a statement, if they so desire and to respond to appropriate questions. The Board of Directors does not have an audit or similar committee.


                               NEXT ANNUAL MEETING

         The next Annual Meeting of the Company's stockholders is scheduled to be held on September 15, 1999. Appropriate proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by Ms. Gail Yanko, Secretary, no later than June 25, 1999, in order to be included in the Company's Information Statement relating to such meeting.

                                  OTHER MATTERS

         Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

         A majority in interest of the issued and outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting and shall be necessary to elect the Board of Directors and transact any business.

         The cost of preparing and mailing this Information Statement will be paid by the Company. The Company will, upon request, reimburse brokers for the cost incurred by them in mailing copies of this Statement and the Annual Report of the Company to such of their customers as are beneficial owners of the Common Stock of the Company registered in the names of such brokers.


         STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 1998, BY WRITING THE SECRETARY, MEXCO ENERGY CORPORATION, SUITE 1101, 214 WEST TEXAS AVENUE, MIDLAND, TEXAS 79701.